March 29, 1996


          Securities and Exchange Commission
          450 5th Street N.W.
          Judiciary Plaza
          Washington, D.C.  20549

          Re: NHP Retirement Housing Partners I Limited Partnership SEC File Number: 0-16815

          Madam or Sir:

          Enclosed please find Form 10-K for the year ended December 31, 1995 for the above referenced partnership.

          Please acknowledge receipt of this filing by stamping and returning the enclosed copy of this letter in the self-addressed, stamped envelope provided. If there are any questions regarding this filing, please contact the undersigned.

          Very truly yours,

          NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP



          Pamela Crace
          Investor Relations Director

          PJC/pb

          Enclosure
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